EXHIBIT 99.2

Synthesis Energy Systems, Inc. Reports Second Aluminum Corporation of China Industrial Syngas Gasification Plant Enters Commissioning Phase

HOUSTON, Nov. 11, 2015 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), a global energy and gasification technology company enabling clean, high-value energy and chemical products from multiple feedstocks, reports a progress update related to its Tianwo-SES Clean Energy Technologies Company Joint Venture in China. The second of three previously announced natural gas replacement projects licensed by Tianwo-SES and under construction for Aluminum Corporation of China Limited (CHALCO) (NYSE:ACH) (HKEx:2600) (SSE:601600), has entered the commissioning phase. Members of SES's Zao Zhuang New Gas Company Joint Venture are onsite at the new facility, located in Xing County, Shanxi Province, to support the commissioning and startup. Initial syngas production from Shanxi's single SES Gasification Technology (SGT) system is expected to commence later this month.

"I am pleased to see continued progress at all three CHALCO projects. The Shanxi project is proceeding as planned and progress continues at the Zibo City facility, which is currently operating at full capacity during its testing period. We expect the third CHALCO project, in Henan Province, to enter its commissioning by early next year," said Robert W. Rigdon, SES President and CEO.

When the three CHALCO projects enter commercial operation, the installed base for SGT will expand from five to 12 gasification systems in operation in China. The three coal-to-gas turnkey projects for CHALCO will manufacture clean, lower-cost syngas from SGT, to replace expensive natural gas, for existing aluminum production plants.

Total construction order commitments of approximately 650 million Yuan ($102 million) for the three projects were announced in December 2014 between Aluminum Corporation of China, China's largest alumina and primary aluminum producer, and Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd. (ICCDI). ICCDI is the general contractor supplying all the engineering, construction and balance of plant equipment for the three projects. The total order value for these projects to Tianwo-SES for technology and equipment supply from ICCDI, a subsidiary of Suzhou Thvow Technology Co., Ltd. (STT) (Shenzhen listing code:002564), is expected to be 140.3 million Yuan (approximately $22 million). Tianwo-SES Clean Energy Technologies Co., Ltd. (Tianwo-SES) is SES's joint venture with STT.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com.

About Tianwo-SES Clean Energy Technologies Co., Ltd.

Tianwo-SES Clean Energy Technologies Co., Ltd. (Tianwo-SES) is a joint venture between Synthesis Energy System's wholly owned subsidiary, SES Asia Technologies, Ltd. and Suzhou Thvow Technology Co., Ltd. (STT). The joint venture was formed in 2014 to bring clean energy technologies and turnkey SES gasification systems to China and select Asian markets, combining SES' advanced proprietary gasification technology with the market reach of one of China's leading coal-chemical equipment manufacturers. The joint venture's target markets also include Indonesia, Malaysia, Mongolia, the Philippines, and Vietnam. SES owns 35%, and STT owns 65%, of Tianwo-SES. For more information on STT, visit: http://www.thvow.com/main_en.

About Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd.

Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd. (ICCDI) is based on the restructuring of Coking Design Institute of Shanghai Pacific Chemical Company affiliated Shanghai Huayi Group which is the largest and oldest chemical group under Shanghai municipal government. On October 15, 2010, ICCDI was transformed from a state-owned company into private one, and is 95% owned by Suzhou Thvow Tianwo Technology Co., Ltd. (Thvow). ICCDI is a Class-A design institute with class-A license in chemicals design, class-A license in engineering consulting and class-A license in Evaluation on energy saving. For more information on ICCDI, visit: http://www.iccdi.com.cn/en/.

About Aluminum Corporation of China Limited

Aluminum Corporation of China Limited (CHALCO) is China's largest alumina and primary aluminum producer and the world's second largest alumina producer. CHALCO was established as a joint stock limited company in the People's Republic of China on September 10, 2001 by way of promotion by Aluminum Corporation of China (CHINALCO), Guangxi Investment (Group) Co., Ltd. and Guizhou Provincial Materials Development and Investment Corporation. With a registered capital of RMB 11.049 billion, CHALCO owns ten branches, one research institute, and 12 subsidiaries. It was listed on the New York Stock Exchange, Inc. and the Hong Kong Stock Exchange on December 11 and 12, 2001, respectively (NYSE: ACH; Hong Kong listing code: 2600; Shanghai Stock Exchange listing code: 601600). For more information on CHALCO, visit: http://www.chalco.com.cn/zlgfen/index.htm

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our ZZ joint venture to effectively operate XE's methanol plant and produce methanol; our ability to successfully expand the ZZ joint venture through our partnership with Saikong; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the Tianwo-SES joint venture in the joint venture territory; our ability to successfully partner our technology business; our ability to develop our power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; events or circumstances which result in an impairment of assets, including, but not limited to, at our ZZ Joint Venture; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group
Investor Relations:
David Castaneda
Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
Susan Roush
747.222.7012
PR@synthesisenergy.com